Exhibit 99.1

Babcock & Wilcox Announces First Quarter 2015 Results

  Nuclear Operations and Power Generation Produce Strong First Quarter Revenues and Income
  GAAP EPS of $0.42, Adjusted EPS $0.47
  Planned Spin-off of Power Generation Business On Track for Mid-Summer

CHARLOTTE, N.C.--(BUSINESS WIRE)--May 6, 2015--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported first quarter 2015 revenues of $730.6 million, an increase of $68.5 million, or 10.4%, from the first quarter of 2014, while GAAP earnings per share increased $0.01 per share to $0.42 for the first quarter of 2015 compared to $0.41 in the prior year period. Adjusted (Non-GAAP) earnings per share, which excludes the impact of spin-related and restructuring costs for the quarter, were $0.47 for the three months ended March 31, 2015 compared to $0.42 in the first quarter of 2014.

“Our Nuclear Operations segment delivered continued robust revenue and operating income in the first quarter,” said Mr. E. James Ferland, President and Chief Executive Officer. “In the Nuclear Operations Group, all of the facilities for component manufacturing and fuel fabrication, including Nuclear Fuel Services, were on or ahead of target and the segment delivered a solid bookings quarter in line with our expectations. The Power Generation segment produced a solid quarter with revenue, operating income, bookings and backlog slightly exceeding our expectations. As anticipated, we saw robust Power Generation segment cash flow in the quarter due to the impact of stronger operating earnings, significant advanced billings on new contracts and timing of costs incurred on major projects.”

Results of Operations

Consolidated revenues for the first quarter of 2015 were $730.6 million, an increase of 10.4%, compared to $662.0 million for the first quarter of 2014. The Nuclear Operations segment revenues were relatively flat at $284.4 million in the first quarter of 2015 compared to $286.2 million in the same quarter in 2014. Revenues in the Power Generation segment were $397.2 million in the three months ended March 31, 2015, 27.3% above the corresponding period in 2014. This year-over-year increase was primarily due to the contribution of revenues from the MEGTEC acquisition and strong aftermarket service projects activities. Revenues from the Nuclear Energy segment were $33.0 million compared to $47.8 million in the prior year period, a decrease of $14.8 million primarily attributable to a decrease in our nuclear services business driven by the timing of maintenance outages in the Canadian nuclear market.

GAAP operating income for the first quarter of 2015 increased $17.2 million or an increase of 32.1% to $70.8 million compared to $53.6 million in the same period of 2014. For the quarter, operating income in the Power Generation segment was $23.0 million, a $12.5 million increase from $10.5 million in the same 2014 period, primarily due to higher revenues and improved margin performance. Operating income in the Nuclear Operations segment increased $8.5 million in the quarter from last year’s record first quarter profit to $68.0 million primarily due to contract improvements in our naval nuclear fuel and downblending businesses. Our Technical Services segment operating income decreased $13.1 million in the quarter to $1.6 million, primarily attributable to the loss of the Y12 National Security Complex and Pantex Plant contracts and the termination of work on the American Centrifuge Manufacturing Program. Our Nuclear Energy segment reported a loss of $3.7 million in the period compared to a $0.5 million profit in the prior year period. Our results include a significant improvement in the mPower operating loss by $21.5 million to a loss of $(5.2) million in the three months ended March 31, 2015 compared to a loss of $(26.7) million in the same period of 2014.

GAAP operating income for the first quarter of 2015 includes $2.5 million of special charges for restructuring activities and $5.0 million of spin-related costs. Excluding these charges, adjusted operating income for the first quarter of 2015 was $78.4 million or an increase of 39.3% compared to adjusted operating income of $56.3 million in the first quarter of 2014.

“Our first quarter results clearly show that our business units have remained focused on delivering value to our customers and our shareholders even while the Company prepares for the planned spin-off of the Power Generation business,” said Mr. Ferland. “Both BWX Technologies and Babcock & Wilcox Enterprises are well positioned to deliver shareholder value in the years ahead. We are on course to complete the separation of these two core businesses by mid-summer.”

Liquidity and Debt

In a historically cash negative first quarter, the Company generated $5.0 million of cash from operations compared with $113.5 million net cash used in operating activities in the first quarter of 2014, driven by improvement in the contracts in progress and advance billings on contracts in the Power Generation segment. For the first quarter, the Company’s cash and investments position, net of restricted cash, was $293.1 million at the end of the first quarter of 2015 compared to $325.4 million as of December 31, 2014.

As of March 31, 2015, outstanding balances under the Credit Agreement included a $296.3 million term loan, $0 outstanding under the revolver and letters of credit issued under the revolving credit facility totaling $174.8 million, resulting in $825.2 million of availability as of the end of the first quarter.

Quarterly Dividend

On May 1, 2015, the Company declared a quarterly cash dividend of $0.10 per common share. The dividend will be payable on June 4, 2015 to shareholders of record on May 14, 2015.

Outlook

Segment guidance provided for 2015 remains largely unchanged at the business unit level with a shift in the timing to expect 45%, rather than 40%, of full year operating income to be realized in the first half of the year. Additional guidance for the two separate entities will be provided in the weeks preceding the spin-off planned for mid-summer 2015.

Conference Call to Discuss First Quarter 2015 Results

Date:	Thursday, May 7, 2015, at 8:30 a.m. EST
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to the timing of and expected benefits associated with the planned spin-off of our Power Generation business; bookings, to the extent they may be viewed as an indicator of future revenues; and our 2015 outlook for B&W’s segments. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the proposed spin-off not being completed as anticipated or at all; delays or other difficulties in completing the spin-off, including the inability to satisfy the conditions for its completion; disruptions experienced with customers and suppliers; the inability of either business to successfully operate independently; the inability to retain key personnel; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 11,000 people, in addition to joint venture employees throughout the world. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

EXHIBIT 1

THE BABCOCK & WILCOX COMPANY
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Three Months Ended March 31, 2015
		Restructuring
	Q1 2015	& Acquisitions	Spin Costs	Q1 2015

Operating Income	$70.8	$2.5	$5.0	$78.4
Other Income / (Expense)	(3.9)	-	-	(3.9)
Income Tax (Expense) / Benefit	(21.9)	(0.9)	(1.9)	(24.7)
Net Income (Loss)	45.0	1.6	3.1	49.7
Net Loss Attributable to Non-Controlling Interest	0.2	-	-	0.2
Net Income (Loss) Attributable to
The Babcock & Wilcox Company	$45.3	$1.6	$3.1	$49.9

Diluted Earnings per Common Share	$0.42	$0.01	$0.03	$0.47

Tax Rate	32.7%			33.2%

	Three Months Ended March 31, 2014
		Restructuring
	Q1 2014	& Acquisitions	Spin Costs	Q1 2014

Operating Income	$53.6	$2.7	$-	$56.3
Other Income / (Expense)	0.8	-	-	0.8
Income Tax (Expense) / Benefit	(13.3)	(1.0)	-	(14.3)
Net Income (Loss)	41.2	1.7	-	42.9
Net Loss Attributable to Non-Controlling Interest	3.9	-	-	3.9
Net Income (Loss) Attributable to
The Babcock & Wilcox Company	$45.0	$1.7	$-	$46.7

Diluted Earnings per Common Share	$0.41	$0.02	$-	$0.42

Tax Rate	24.5%			25.0%
(1)	May not foot due to rounding.
(2)	B&W is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

EXHIBIT 2

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$274,394	$312,969
Restricted cash and cash equivalents	50,670	54,497
Investments	10,469	4,837
Accounts receivable – trade, net	404,941	430,600
Accounts receivable – other	51,448	44,299
Contracts in progress	395,542	398,373
Inventories	109,659	108,637
Deferred income taxes	73,892	73,479
Other current assets	49,820	46,111

Total Current Assets	1,420,835	1,473,802

Property, Plant and Equipment	1,171,347	1,167,581
Less accumulated depreciation	742,704	730,946

Net Property, Plant and Equipment	428,643	436,635

Investments	8,263	7,606

Goodwill	376,478	379,192

Deferred Income Taxes	250,221	245,766

Investments in Unconsolidated Affiliates	133,691	140,504

Intangible Assets	105,573	110,873

Other Assets	68,430	62,558

TOTAL	$2,792,134	$2,856,936

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2015	2014
	(Unaudited)
	(In thousands, except share and per
	share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$18,219	$18,215
Accounts payable	199,349	247,629
Accrued employee benefits	86,673	124,897
Accrued liabilities – other	101,512	97,207
Advance billings on contracts	254,844	255,535
Accrued warranty expense	53,722	53,624
Income taxes payable	19,421	22,529

Total Current Liabilities	733,740	819,636

Long-Term Debt	281,250	285,000

Accumulated Postretirement Benefit Obligation	56,939	58,213

Environmental Liabilities	56,548	56,259

Pension Liability	558,763	563,990

Other Liabilities	57,970	59,637

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares;
issued 121,908,073 and 121,604,332 shares at March 31, 2015 and
December 31, 2014, respectively	1,219	1,216
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares;
No shares issued	-	-
Capital in excess of par value	784,076	775,393
Retained earnings	676,913	642,489
Treasury stock at cost, 14,967,834 and 14,915,776 shares at March 31, 2015
and December 31, 2014, respectively	(425,586)	(423,990)
Accumulated other comprehensive income (loss)	(4,896)	3,596
Stockholders’ Equity – The Babcock & Wilcox Company	1,031,726	998,704
Noncontrolling interest	15,198	15,497
Total Stockholders’ Equity	1,046,924	1,014,201

TOTAL	$2,792,134	$2,856,936

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except share and per
	share amounts)

Revenues	$730,565	$662,017
Costs and Expenses:
Cost of operations	539,921	502,307
Research and development costs	8,346	23,996
Losses on asset disposals and impairments, net	15	-
Selling, general and administrative expenses	108,751	94,685
Special charges for restructuring activities	2,502	2,658
Total Costs and Expenses	659,535	623,646

Equity in Income (Loss) of Investees	(219)	15,269

Operating Income	70,811	53,640

Other Income (Expense):
Interest income	174	419
Interest expense	(2,363)	(899)
Other – net	(1,715)	1,322
Total Other Income (Expense)	(3,904)	842

Income before Provision for Income Taxes	66,907	54,482

Provision for Income Taxes	21,866	13,328

Net Income	$45,041	$41,154

Net Loss Attributable to Noncontrolling Interest	216	3,890

Net Income Attributable to The Babcock & Wilcox Company	$45,257	$45,044

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.42	$0.41
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.42	$0.41

Shares used in the computation of earnings per share:
Basic	106,775,916	110,439,415
Diluted	107,146,494	110,886,043

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net Income	$45,041	$41,154
Non-cash items included in net income:
Depreciation and amortization	26,443	17,013
Income of investees, net of dividends	525	(4,694)
Losses on asset disposals and impairments, net	15	-
In-kind research and development costs	-	4,173
Recognition of losses for pension and postretirement plans	510	594
Stock-based compensation and thrift plan expense	6,981	4,634
Excess tax benefits from stock-based compensation	44	(760)
Changes in assets and liabilities:
Accounts receivable	17,336	17,528
Accounts payable	(41,448)	(82,164)
Contracts in progress and advance billings on contracts	2,557	(83,797)
Inventories	(2,941)	3,082
Income taxes	(10,793)	(6,766)
Accrued and other current liabilities	7,357	(31)
Pension liability, accrued postretirement benefit obligation and employee benefits	(43,364)	(20,913)
Other, net	(3,219)	(2,570)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,044	(113,517)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	3,827	10,278
Purchases of property, plant and equipment	(21,349)	(21,214)
Purchases of securities	(6,593)	(19,926)
Sales and maturities of securities	410	24,390
Proceeds from asset disposals	(27)	3
Investment in equity method investees	-	(4,900)
NET CASH USED IN INVESTING ACTIVITIES	(23,732)	(11,369)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	-	(441)
Borrowings under short-term arrangements	-	733
Borrowings under the Credit Agreement	-	15,000
Repayments under Credit Agreement	(3,750)	-
Repurchase of common shares	-	(15,665)
Dividends paid to common shareholders	(10,782)	(11,099)
Exercise of stock options	1,740	2,191
Excess tax benefits from stock-based compensation	(44)	760
Other	(101)	(112)
NET CASH USED IN FINANCING ACTIVITIES	(12,937)	(8,633)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(6,950)	(4,542)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(38,575)	(138,061)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	312,969	346,116
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$274,394	$208,055
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$1,749	$288
Income taxes (net of refunds)	$30,981	$15,088
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$3,342	$4,854

THE BABCOCK & WILCOX COMPANY
BUSINESS SEGMENT INFORMATION

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
REVENUES:
Power Generation	$397,155	$312,078
Nuclear Operations	284,438	286,214
Technical Services	18,584	24,455
Nuclear Energy	32,957	47,780
Other	-	278
Adjustments and Eliminations	(2,569)	(8,788)

TOTAL	$730,565	$662,017

SEGMENT INCOME:
Power Generation	$22,996	$10,542
Nuclear Operations	68,012	59,528
Technical Services	1,645	14,789
Nuclear Energy	(3,666)	523
Other	(5,168)	(26,709)
SUBTOTAL	83,819	58,673
Unallocated Corporate	(10,506)	(2,375)
Special Charges for Restructuring Activities	(2,502)	(2,658)
TOTAL	$70,811	$53,640

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$(2,071)	$2,366
Nuclear Operations	-	-
Technical Services	1,852	12,901
Nuclear Energy	-	2

TOTAL	$(219)	$15,269

PENSION EXPENSE:
Power Generation	$(1,233)	$530
Nuclear Operations	192	872
Technical Services	11	48
Nuclear Energy	(143)	1,292
Corporate	424	488

TOTAL	$(749)	$3,230

DEPRECIATION AND AMORTIZATION:
Power Generation	$11,333	$5,567
Nuclear Operations	9,802	6,358
Technical Services	1	1
Nuclear Energy	1,634	1,794
Other	275	187
Corporate	3,398	3,106

TOTAL	$26,443	$17,013

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$4,518	$4,011
Nuclear Operations	5	4
Technical Services	10	12
Nuclear Energy	104	495
Other	3,709	19,474

TOTAL	$8,346	$23,996

CAPITAL EXPENDITURES:
Power Generation	$5,546	$3,185
Nuclear Operations	9,609	8,290
Technical Services	-	-
Nuclear Energy	1,968	6,142
Other	-	1,492
Corporate	4,226	2,105

TOTAL	$21,349	$21,214

BACKLOG:
Power Generation	$2,580,829	$1,982,373
Nuclear Operations	2,845,894	2,849,585
Technical Services	21,439	1,363
Nuclear Energy	236,164	172,758
Other	-	1,392

TOTAL	$5,684,326	$5,007,471

BOOKINGS:
Power Generation	$730,713	$219,339
Nuclear Operations	351,792	763,444
Technical Services	37,331	20,735
Nuclear Energy	4,053	76,037

TOTAL	$1,123,889	$1,079,555

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, Vice President, Treasurer and Investor Relations, 704-625-4944
investors@babcock.com
or
Media Contact:
Aimee Mills, Media Relations Lead, 980-365-4583
aemills@babcock.com